Exhibit 99.1

NEWS RELEASE
For information contact:
Kevin B. Habicht
Chief Financial Officer
(407) 265-7348	FOR IMMEDIATE RELEASE
August 3, 2009

SECOND QUARTER 2009 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, August 3, 2009 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended June 30, 2009. Highlights include:

Operating Results:

•	Revenues, net earnings and FFO available to common stockholders:

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(in thousands, except per share data)
Revenues	$58,681	$56,369	$116,645	$110,408
Net earnings available to common stockholders	$25,258	$27,570	$50,365	$58,113
Net earnings per common share (diluted)	$0.32	$0.38	$0.64	$0.80

FFO available to common stockholders	$36,002	$35,032	$71,057	$71,192
FFO per common share (diluted)	$0.45	$0.48	$0.90	$0.98

•	NNN paid cash dividends to its common shareholders of $0.375 per share during the quarter and $0.75 for the six months ended June 30, 2009.

•	Investment Portfolio occupancy was 96.7% at June 30, 2009.

Investments and Dispositions for the quarter ended June 30, 2009:

•	Investments:

•	$12.0 million of development funding in the Investment Portfolio with an aggregate 126,000 square feet of gross leasable area

•	Dispositions:

•	Three Investment properties with an aggregate 46,000 square feet of gross leasable area, with net proceeds of $5.6 million, resulting in a gain of $600,000

•	One Inventory property with net proceeds of $493,000

450 S. Orange Ave., Suite 900 | Orlando, FL 32801 (800) NNN-REIT | www.nnnreit.com

Investments and Dispositions for the six months ended June 30, 2009:

•	Investments

•	$19.6 million of development funding in the Investment Portfolio with an aggregate 231,000 square feet of gross leasable area

•	$2.2 million of development funding in the Inventory Portfolio

•	Dispositions

•	Six Investment properties with an aggregate 107,000 square feet of gross leasable area, with net proceeds of $9.7 million, resulting in a gain of $1.6 million

•	Two Inventory properties with net proceeds of $5.4 million

Capital transactions for the quarter ended June 30, 2009:

•	Issued 737,960 shares of common stock generating $12,511,000 of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

•	Repurchased $2.5 million of the Company’s outstanding 5.125% convertible notes due June 2028, which notes provide holders with a 2013 put option, for a discounted purchase price of $2.0 million

National Retail Properties also announced revised 2009 FFO guidance from $1.65 to $1.75 per share to $1.65 to $1.70 per share. This guidance includes non-cash interest expense of approximately 7 cents per share due to changes required in accounting for convertible debt interest beginning in 2009. This equates to net earnings before any gains or losses from the sale of investment properties of $1.13 to $1.18 per share plus $0.52 per share of expected real estate related depreciation and amortization. This guidance is based on current plans and assumptions and subject to the risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “Our balance sheet remains strong and our portfolio is performing well as we maintain a high occupancy level in a challenging retail environment. We are well-positioned to take advantage of the acquisition opportunities that we expect to be available in the future.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of June 30, 2009, the company owned 999 Investment properties in 44 states with a gross leasable area of approximately 11.4 million square feet. NNN is one of only four publicly traded REITs and 156 publicly traded companies in America to have increased its annual dividends for 19 or more consecutive years. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on August 3, 2009 at 10:30 a.m. EDT to review these results. The call can be accessed on National Retail Properties, Inc.’s web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the availability of capital, and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Consequently, such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended June 30, 2009. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of real estate held for investment, and the company’s share of these items from the company’s unconsolidated partnerships.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Income Statement Summary

Revenues:
Rental and earned income	$54,592	$52,368	$108,321	$102,262
Real estate expense reimbursement from tenants	2,109	1,423	4,456	2,977
Interest and other income from real estate transactions	980	1,407	1,814	2,642
Interest income on commercial mortgage residual interests	1,000	1,171	2,054	2,527

	58,681	56,369	116,645	110,408

Disposition of real estate, Inventory Portfolio:
Gross proceeds	—	—	—	4,900
Costs	—	—	—	(4,879)

Gain	—	—	—	21

Operating expenses:
General and administrative	5,784	6,041	11,090	13,601
Real estate	3,241	2,247	6,828	4,627
Depreciation and amortization	12,146	10,787	23,965	20,770
Impairment – real estate	1,064	—	1,064	—
Impairment – commercial mortgage residual interests valuation	—	—	—	758
Restructuring charges	—	—	731	—

	22,235	19,075	43,678	39,756

Other expenses (revenues):
Interest and other income	(416)	(1,008)	(763)	(2,229)
Interest expense	15,436	16,281	30,866	32,467
Loss on interest rate hedge	—	—	—	804

	15,020	15,273	30,103	31,042

Income tax benefit	546	1,767	1,082	4,418
Equity in earnings of unconsolidated affiliate	107	101	210	180
Gain on note receivable foreclosure	1,048	—	1,048	—
Gain on extinguishment of debt	1,014	—	3,432	—

Earnings from continuing operations	24,141	23,889	48,636	44,229

Earnings from discontinued operations:
Real estate, Investment Portfolio	2,762	4,178	4,809	10,120
Real estate, Inventory Portfolio, net of income tax expense	226	1,044	458	9,666

Net earnings including noncontrolling interests	27,129	29,111	53,903	64,015

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	(171)	(252)	(351)	759
Discontinued operations	(4)	407	205	(3,269)

	(175)	155	(146)	(2,510)

Net earnings attributable to National Retail Properties, Inc.	26,954	29,266	53,757	61,505
Series C preferred stock dividends	(1,696)	(1,696)	(3,392)	(3,392)

Net earnings available to common stockholders – basic and diluted	$25,258	$27,570	$50,365	$58,113

National Retail Properties, Inc.

(In thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Weighted average common shares outstanding:
Basic	79,163,140	73,070,034	78,667,255	72,692,410

Diluted	79,265,374	73,169,102	78,762,897	72,790,565

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.28	$0.30	$0.57	$0.57
Discontinued operations	0.04	0.08	0.07	0.23

Net earnings	$0.32	$0.38	$0.64	$0.80

Diluted:
Continuing operations	$0.28	$0.30	$0.57	$0.57
Discontinued operations	0.04	0.08	0.07	0.23

Net earnings	$0.32	$0.38	$0.64	$0.80

Supplemental Information:

Selected Non-Cash Income Statement Items:

Straight-line rent	$(979)	$(550)	$(888)	$(1,129)

Net capital lease rent adjustment	$338	$290	$668	$604

Above (below) market rent amortization	$(735)	$(151)	$(888)	$(302)

Stock based compensation expense	$1,017	$817	$2,136	$1,471

Impairment – real estate	$1,064	$153	$1,064	$167

Impairment – mortgage residual interests	$—	$—	$—	$758

Amortization of debt costs	$751	$767	$1,588	$1,396

Capitalized interest expense	$(399)	$(440)	$(917)	$(971)

Convertible debt interest expense (FSP APB 14-1)	$1,434	$1,615	$2,882	$2,435

Non-real estate depreciation expense	$76	$67	$154	$135

Other Information:

Percentage rent	$119	$303	$266	$361

Net Inventory Portfolio gain on dispositions (TRS)	$12	$917	$558	$6,550

Scheduled debt principal amortization (excluding maturities)	$245	$293	$493	$584

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Reconciliation of net earnings to FFO and FFO available to common stockholders:
Net earnings attributable to National Retail Properties, Inc.	$26,954	$29,266	$53,757	$61,505
Real estate depreciation and amortization:
Continuing operations	11,295	9,954	22,198	19,211
Discontinued operations	5	173	38	366
Joint venture real estate depreciation	44	44	88	88
Gain on disposition of real estate Investment Portfolio	(600)	(2,709)	(1,632)	(6,586)

FFO	37,698	36,728	74,449	74,584
Series C preferred stock dividends	(1,696)	(1,696)	(3,392)	(3,392)

FFO available to common stockholders – basic and diluted	$36,002	$35,032	$71,057	$71,192

FFO per share:
Basic	$0.45	$0.48	$0.90	$0.98

Diluted	$0.45	$0.48	$0.90	$0.98

Real Estate Disposition Summary

	Quarter Ended June 30,				Six Months Ended June 30,
	2009		2008		2009		2008
	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain	# of Properties	Gain
Reconciliation of gain on disposition between continuing and discontinued operations:
Continuing operations	—	$—	—	$—	—	$—	1	$21
Discontinued operations:
Investment Portfolio	3	600	7	2,709	6	1,632	11	6,586
Inventory Portfolio	1	12	7	707	2	558	14	9,835
Noncontrolling interest, Inventory Portfolio	—	—	—	210	—	—	—	(3,306)

	4	$612	14	$3,626	8	$2,190	26	$13,136

Reconciliation of gain on disposition by type:
Inventory Portfolio:
Development	—	$—	—	$(420)	1	$546	4	$7,864
Exchange	1	12	7	1,127	1	12	11	1,992
Noncontrolling interest, Development	—	—	—	210	—	—	—	(3,306)

Total Inventory gain (TRS)	1	12	7	917	2	558	15	6,550

Investment Portfolio	3	600	7	2,709	6	1,632	11	6,586

	4	$612	14	$3,626	8	$2,190	26	$13,136

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS No. 144”), the company has classified its investment assets sold and leasehold interests expired subsequent to December 31, 2001, the effective date of SFAS No. 144, as discontinued operations. In addition, the company has classified any investment asset or revenue generating inventory asset that was held for sale at June 30, 2009, as discontinued operations. The following is a summary of earnings from discontinued operations.

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Earnings from Discontinued Operations – Investment Portfolio:
Revenues:
Rental and earned income	$1,804	$1,438	$2,586	$2,865
Real estate expense reimbursement from tenants	15	35	45	67
Interest and other income from real estate transactions	348	416	646	949

	2,167	1,889	3,277	3,881

Expenses:
General and administrative	—	—	—	(79)
Real estate	—	94	62	(107)
Depreciation and amortization	5	173	38	366
Impairment – real estate	—	153	—	167

	5	420	100	347

Gain on disposition of real estate	600	2,709	1,632	6,586

Earnings from discontinued operations attributable to National Retail Properties, Inc.	$2,762	$4,178	$4,809	$10,120

Earnings from Discontinued Operations – Inventory Portfolio:
Revenues:
Rental income	$1,469	$2,875	$2,871	$6,234
Real estate expense reimbursement from tenants	184	227	1,134	556
Interest and other income from real estate transactions	19	332	57	786

	1,672	3,434	4,062	7,576

Disposition of real estate:
Gross proceeds	502	29,726	5,402	98,914
Costs	(490)	(29,019)	(4,844)	(89,079)

Gain	12	707	558	9,835

Expenses:
General and administrative	20	25	68	49
Real estate	346	340	1,664	895
Depreciation and amortization	60	67	198	111
Interest	896	1,778	1,826	2,776

	1,322	2,210	3,756	3,831

Income tax expense	(136)	(887)	(406)	(3,914)

Earnings from discontinued operations including noncontrolling interests	226	1,044	458	9,666
Loss (earnings) attributable to noncontrolling interests	(4)	407	205	(3,269)

Earnings from discontinued operations attributable to National Retail Properties, Inc.	$222	$1,451	$663	$6,397

National Retail Properties, Inc.

(in thousands)

Balance Sheet Summary	June 30, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$1,573	$2,626
Receivables, net of allowance	2,812	3,612
Investment in unconsolidated affiliate	4,792	4,927
Mortgages, notes and accrued interest receivable, net of allowance	49,774	60,472
Real estate, Investment Portfolio:
Accounted for using the operating method, net of accumulated depreciation and amortization	2,348,773	2,357,894
Accounted for using the direct financing method	30,572	31,240
Real estate, Inventory Portfolio, held for sale	98,364	101,106
Commercial mortgage residual interests	25,525	22,000
Accrued rental income, net of allowance	24,487	23,972
Other assets	51,487	41,622

Total assets	$2,638,159	$2,649,471

Liabilities:
Line of credit payable	$22,000	$26,500
Mortgages payable	25,798	26,290
Notes payable – convertible	340,452	356,122
Notes payable, net of unamortized discount	618,576	618,479
Other liabilities	44,915	53,134

Total liabilities	1,051,741	1,080,525

Stockholders’ equity of National Retail Properties, Inc.	1,583,589	1,566,860
Noncontrolling interests	2,829	2,086

Total equity	1,586,418	1,568,946

Total liabilities and equity	$2,638,159	$2,649,471

Common shares outstanding	80,075	78,415

Gross leasable area, Investment Portfolio (square feet)	11,375	11,251

Note 1:	Includes adjustment based on the adoption of FSP APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”.

Orange Avenue Mortgage Investments, Inc.

(in thousands)

In May 2005, the company acquired a 78.9 percent equity investment of OAMI for $9.4 million. The company’s 78.9 percent share of OAMI’s net cash flow has totaled over $27.3 million since May 2005. The following summary represents the balances related to OAMI included in the company’s Balance Sheet and Income Statement Summary:

	June 30, 2009	December 31, 2008
	(unaudited)	(Note 1)
Assets:
Cash and cash equivalents	$253	$405
Receivables and other assets	35	39
Commercial mortgage residual interests	25,525	22,000

	$25,813	$22,444

Liabilities:
Income tax liability	$4,980	$5,195
Other liabilities	49	49

	$5,029	$5,244

Noncontrolling interests	$2,172	$1,449

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Interest income on commercial mortgage residual interests	$1,000	$1,171	$2,054	$2,527
Interest and other income	44	19	44	210

	1,044	1,190	2,098	2,737

Expenses:
General and administrative	73	69	134	147
Amortization	—	—	—	35
Impairment – commercial mortgage residual interests valuation	—	—	—	758
Interest	—	—	—	200

	73	69	134	1,140

Income tax benefit	87	382	215	790

Net earnings including noncontrolling interests	1,058	1,503	2,179	2,387
Earnings attributable to noncontrolling interests	(112)	(179)	(222)	(319)

Net earnings attributable to National Retail Properties, Inc.	$946	$1,324	$1,957	$2,068

Note 1: Amounts are derived from audited consolidated financial statements included in the company’s Form 8-K.

NNN Retail Properties Fund I LLC

(dollars in thousands)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	June 30, 2009	December 31, 2008
	(unaudited)
Assets:
Cash and cash equivalents	$777	$833
Receivables	200	202
Real estate	73,871	74,463
Other assets	978	1,135

	$75,826	$76,633

Liabilities:
Notes payable	$43,600	$43,600
Other liabilities	1,477	1,677

Total liabilities	45,077	45,277

Members’ equity	30,749	31,356

Total liabilities and equity	$75,826	$76,633

	Quarter Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental income	$1,565	$1,565	$3,130	$3,062

Expenses:
General and administrative	76	66	180	137
Real estate	5	5	10	10
Depreciation and amortization	370	362	741	715
Interest	467	522	929	1,119

	918	955	1,860	1,981

Net earnings	$647	$610	$1,270	$1,081

National Retail Properties, Inc.

Investment Portfolio

Top 20 Lines of Trade

	As of June 30,
Line of Trade	2009 (1)	2008 (2)
1. Convenience stores	26.4%	25.7%
2. Restaurants - full service	9.2%	9.2%
3. Theaters	6.3%	6.2%
4. Automotive parts	6.3%	4.8%
5. Automotive service	5.5%	8.0%
6. Drug stores	4.2%	4.2%
7. Books	4.1%	4.0%
8. Restaurants - limited service	3.5%	3.4%
9. Sporting goods	3.2%	3.6%
10. Grocery	2.9%	2.7%
11. Consumer electronics	2.7%	3.8%
12. Furniture	2.6%	2.6%
13. Office supplies	2.6%	2.5%
14. Travel plazas	2.4%	2.8%
15. Beer, wine and liquor	1.9%	1.8%
16. Family entertainment centers	1.6%	2.0%
17. Health and fitness	1.5%	0.1%
18. Auto dealerships	1.3%	1.3%
19. Home furnishings	1.3%	1.4%
20. Financial services	1.2%	0.4%
Other	9.3%	9.5%

Total	100.0%	100.0%

Top 10 States

State	% of Total(1)	State	% of Total(1)
1. Texas	20.1%	6. Indiana	4.4%
2. Florida	10.2%	7. Ohio	4.2%
3. Illinois	7.0%	8. Pennsylvania	3.9%
4. North Carolina	6.2%	9. Tennessee	3.1%
5. Georgia	5.6%	10. Arizona	2.8%

(1)	Based on annual base rent of $211,103,000, which is the annualized base rent for all leases in place as of June 30, 2009.
(2)	Based on annual base rent of $216,155,000, which is the annualized base rent for all leases in place as of June 30, 2008.

National Retail Properties, Inc.

Investment Portfolio

Top Tenants

	Properties	% Base Rent(1)
Pantry	96	9.1%
Susser	86	8.7%
Kerasotes Theatres	16	6.3%
Road Ranger	34	4.0%
Mister Car Wash	40	3.7%
Pull-A-Part	20	3.5%
Pep Boys	14	2.8%
Best Buy	7	2.6%
Barnes & Noble	9	2.5%
Logans Roadhouse	17	2.3%
CVS	16	2.0%
OfficeMax	12	2.0%

Lease Expirations

	% of Total(1)	# of Properties	Gross Leasable Area(2)		% of Total(1)	# of Properties	Gross Leasable Area(2)
2009	0.4%	11	189,000	2015	2.6%	19	463,000
2010	2.7%	36	388,000	2016	1.9%	14	240,000
2011	2.0%	20	333,000	2017	4.6%	26	751,000
2012	3.4%	34	480,000	2018	2.9%	23	343,000
2013	4.7%	39	848,000	2019	4.2%	41	628,000
2014	5.5%	42	670,000	Thereafter	65.1%	649	5,211,000

(1)	Based on annual base rent of $211,103,000, which is the annualized base rent for all leases in place as of June 30, 2009.
(2)	Square feet.